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                                                              EXHIBIT 10(iii)(B)

                                AMENDMENT NO. TWO
                                       TO
                        DALLAS SEMICONDUCTOR CORPORATION
                              EXECUTIVE BONUS PLAN


         WHEREAS, Dallas Semiconductor Corporation (the "Company") maintains the Dallas Semiconductor Corporation Executive Bonus Plan (the "Plan") for the benefit of certain eligible officers of the Company as set forth in the Plan; and

         WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee") administers the Plan, and under Section 3.1 of the Plan, may amend the Plan; and

         WHEREAS, the Committee wants to amend the Plan to change the way the maximum annual bonus payable to a Company officer under the Plan is determined, to amend the eligibility provision of the Plan, to clarify the specific performance criteria that may be used to determine whether bonuses can be payable for a fiscal year and to make certain ministerial changes; and

         WHEREAS, the Committee intends for the bonuses payable under the Plan to continue to qualify as "qualified performance-based compensation" under section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") after these changes are effective.

         NOW, THEREFORE, the Plan is amended as follows, effective January 1, 1999 but (i) only for bonuses payable for the 1999 fiscal year and thereafter until changed and (ii) only if the Plan, as amended hereby, is approved by a majority vote of the Company's stockholders in a manner that satisfies the requirements of section 162(m) of the Code as in effect on the date of the vote.

         1. Section 2.1 is hereby amended to as to hereafter read as follows:

                           "Section 2.1 Eligibility. Officers of the Company at
                  the level of Vice President and above at the end of each fiscal year of the Company, and any other key employees of the Company selected by the Committee ("Eligible Officers"), shall be eligible for a Bonus under this Plan."

         2. Section 2.2 is deleted in its entirety, and the following is substituted as new Section 2.2.

                           "Section 2.2 Determination of Maximum Bonus. Each
                  Eligible Officer shall be entitled to a cash bonus under this Plan ("Bonus") for each fiscal year of the Company, commencing with the 1999 fiscal year, in an amount not to exceed four (4) times his or her Base Annual Salary, subject, however, to the ability of the


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                  Committee in its sole discretion, for any reason, to reduce or eliminate the amount of such bonus for any Eligible Officer in any year. The Base Annual Salary of an Eligible Officer for the Company's fiscal year for which a bonus is being determined (the "Bonus Year") shall be the lesser of (i) his or her base annual compensation in effect on the last business day of the Bonus Year or (ii) his or her base annual compensation in effect on the last business day of the Company's fiscal year immediately preceding the Bonus Year, plus seven and one-half percent (7.5%)."

         3. Section 2.3 is deleted in its entirety, and the following is substituted as new Section 2.3.

                           "Section 2.3 Performance Criteria. Before April 1,
                  1994 (with respect to the Company's 1994 fiscal year) and within ninety (90) days after the commencement of each fiscal year of the Company thereafter, the Committee shall identify in writing specific performance targets relating to the annual net sales of the Company, the earnings per share of the Company, the return on stockholders' equity, price appreciation, if any, of the Company's Common Stock, or any one or a combination of such factors, upon which the amount of the Bonus, if any, to each Eligible Officer shall be based for the upcoming fiscal year; provided, however, that in no event shall any formula established by the Committee result in any Eligible Officer earning a Bonus in excess of the maximum amount determined in accordance with Section 2.2 of this Plan. Annual net sales, earnings per share and return on stockholders' equity shall be determined with reference to the annual fiscal year-end financial statements of the Company. Price appreciation, if any, in the Company's Common Stock shall be determined with reference to the trading values of the Company's Common Stock."



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         IN WITNESS WHEREOF, this Amendment has been executed on the 16th day of
March, 1999.


                                         COMPENSATION COMMITTEE
                                         OF THE BOARD OF DIRECTORS OF
                                         DALLAS SEMICONDUCTOR CORPORATION


                                         /s/ Carmelo J. Santoro
                                         ----------------------------------
                                         Carmelo J. Santoro, Chairman


                                         /s/ Richard L. King
                                         ----------------------------------
                                         Richard L. King


                                         /s/ M. D. Sampels
                                         ----------------------------------
                                         M. D. Sampels


                                         /s/ E. R. Zumwalt, Jr.
                                         ----------------------------------
                                         E. R. Zumwalt, Jr.